SEPARATION AGREEMENT AND GENERAL RELEASE

This is a Separation Agreement and General Release (“Agreement”) between AngioDynamics, Inc. (together with its subsidiaries, “Employer”) and [__________] (“Employee”) in complete settlement of all issues concerning Employee’s employment and termination of employment with Employer.

TERMS

For mutual consideration, including Employee’s right to receive certain payments and benefits under this Agreement, and Employer’s right to be free from legal action initiated by, or on behalf of, Employee, the parties agree to the following:

1.Termination of Employment. Employee’s last day of active employment with Employer will be [__________] (hereinafter “Separation Date”). As of the Separation Date, the employment relationship shall be permanently and irrevocably severed, and Employer shall have no obligation to re-employ Employee.

2.Conditions to Severance. If Employee timely executes (and does not revoke) this Agreement, including, without limitation, Exhibits A and B hereto, and fully complies with all obligations thereunder, including the requirement to transition all responsibilities as determined and required by Employer (collectively, the “Conditions”), Employer has provided and/or will provide the payments and benefits to Employee set forth in paragraph 3 below. Timely execution of this Agreement and Exhibit B means that Employee has executed and delivered to Employer this Agreement and Exhibit B within the period described in paragraph 14(d) below, and timely execution of Exhibit A means that Employee has executed and delivered Exhibit A to Employer no sooner than the Separation Date and within the period described in paragraph 7(d) of Exhibit A.

3.Payments and Benefits. Subject to the Conditions, Employee will be eligible to receive the following from Employer:

a.Severance. Employer shall continue to pay Employee’s base salary (at an annual rate of $[______]) from [START OF SEVERANCE PERIOD] through [END OF SEVERANCE PERIOD] (the “Severance Period”) at regular payroll intervals and subject to applicable withholdings and deductions; provided, that if the period set forth in paragraph 14(f) has not expired prior to the start of the Severance Period, any installments of such continued base salary that would have been made if such period had expired prior to the commencement of the Severance Period will instead be paid in a lump sum on Employer’s first regular payroll date after the expiration of the period set forth in paragraph 14(f).

b.Equity Awards. Employee’s outstanding equity awards shall be governed by the terms of the Company’s 2004 Stock and Incentive Award Plan (as amended, the “Plan”) and any applicable award agreements. Employee shall have 90 days following the Separation Date to exercise any vested stock options pursuant to the terms of the Plan, unless such stock options shall earlier terminate under the terms of the Plan or the applicable award agreements.
c.Benefits. Subject to Employee’s timely election of, and continued eligibility for, continuation coverage for certain health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (as amended, “COBRA”), Employer will, in its discretion, either (i) pay Employee an additional monthly amount for any COBRA premiums incurred during the [Severance Period] with respect to Employee’s and Employee’s eligible dependents’ continued coverage under Employer’s group medical insurance coverage, or (ii) cover such COBRA premiums directly, if permitted by applicable law and the terms of the Company’s group medical plan (the “Health Plan”). Any such continued coverage is subject to the terms of the Health Plan. Employer reserves and retains the right to select the health care provider of such Health Plan and makes no promises, express or implied, with regard to specific coverage provided or premiums charged. Employer will provide Employee with applicable COBRA notices and required information under separate cover.

4.Except as provided above and pursuant to applicable law, Employee’s participation in all other compensation, bonus, and employee benefits plans and programs will cease on the Separation Date.

1.Consultation and Transition.

a. Employee shall consult with Employer on an as-needed basis and shall fully cooperate with Employer in transitioning all pending matters, including, but not limited to, responding to all questions concerning pending business matters and projects, plans, locating files, documents, records, data of any type, and explaining any processes, negotiations, or other business matters. Employee will also satisfactorily perform all expectations established by the Company.

b. Employee also agrees to provide reasonable assistance to Employer and cooperate with Employer in relation to its prosecution or defense of any litigation or other controversies, if Employee has, either directly or indirectly, any documents or information that could lead to the discovery of admissible evidence in such litigation or controversies or other knowledge that Employer deems useful in connection with such prosecution or defense.

2.Other Payments and Benefits. Employee understands that the payments described in paragraph 3 shall be in lieu of, and not in addition to, any payments to which Employee might otherwise be entitled under any severance or separation pay plan, policy, agreement, or arrangement provided or sponsored by Employer or any other plan, policy, or benefit provided or sponsored by Employer (with the exception of pay for accrued but unused vacation days as of the

Separation Date, for which Employee will receive payment regardless of whether Employee signs this Agreement). Employee acknowledges that the payments and benefits provided for in this Agreement include the entire amount of consideration to which Employee is entitled. Employee agrees not to seek any further compensation in connection with the matters encompassed in this Agreement or arising from Employee’s employment with Employer (or the termination of such employment).

3.Employee Release. Except as described in paragraph 9 below, Employee, for and on behalf of Employee and Employee’s heirs, executors, administrators, and assigns, knowingly releases and discharges AngioDynamics, Inc. and its subsidiaries, predecessors, divisions, affiliates, successors, assigns, employee benefit plans, fiduciaries, and all of its and their current and former directors, officers, employees, and agents, in their individual and representative capacities (together, the “Released Parties”) from all claims, actions, causes of action, suits, charges, damages, and demands whatsoever, in law or equity, which Employee ever had, has or hereafter may have against any Released Party, directly or indirectly, whether known or unknown, from the beginning of time to the date of this Agreement. Employee acknowledges that this RELEASE includes all claims arising out of Employee’s employment and the termination of that employment, whether before courts, administrative agencies, or other forums wherever situated, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, the National Labor Relations Act, as amended, the Equal Pay Act, the Family and Medical Leave Act, as amended, the Employee Retirement Income Security Act (ERISA), as amended, the Occupational Safety and Health Act, as amended, the New York Human Rights Law, the New York Labor Law, the nondiscrimination and/or retaliation provisions of the New York Workers’ Compensation Law, and any other federal laws and regulations, and any other state or local employment laws and regulations of the State of New York and the state of Employee’s residence, and all common law claims of the State of New York and the state of Employee’s residence, including, but not limited to, claims of express or implied contract, wrongful discharge, defamation, slander, intentional and negligent infliction of emotional distress, and all claims for attorneys’ fees, costs, and expenses, and any other claims arising out of or related to Employee’s employment with Employer, and the termination of that employment (collectively, “Claims”).

The foregoing RELEASE shall not apply to the extent prohibited by law or to Employee’s right to enforce the terms of paragraph 3 of this Agreement; it being understood and agreed that the payments and benefits set forth in paragraph 3 are expressly contingent upon Employee’s satisfaction of the Conditions, and if the Conditions are at any time not satisfied (including, without limitation, because Employee fails to timely sign this Agreement, including Exhibits A and B hereto, or revokes Employee’s release provided in this Agreement or Exhibit A), Employer shall have no further obligation to pay or provide any of the payments or benefits provided in paragraph 3 of this Agreement, but all other terms of this Agreement shall remain in full force and effect.

4.Covenant Not to Sue. Except as described in paragraph 9 below, Employee represents and warrants that Employee has not filed and will not file any claim, charge, or lawsuit (civil, administrative, or criminal) against any Released Party, either individually in any type of proceeding or as a member of a class, based upon acts, occurrences, or events which are subject to Employee’s release in paragraph 7 above. If Employee breaches this provision and files an action falling within its scope, Employee agrees to indemnify the Released Parties for all costs, including court costs and reasonable attorneys’ fees, incurred by any Released Party in the defense of such action or in establishing or maintaining the application or validity of this Agreement or the provisions thereof.

5.EEOC Proceedings. Employee understands that nothing in this Agreement prevents Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or participating in any investigation or proceeding conducted by the EEOC. However, Employee understands and agrees that Employee is waiving any entitlement or right to recover any monetary or other personal relief as a result of any such EEOC proceeding.

6.No Admission of Liability. By entering into this Agreement, neither Employer nor Employee admits any wrongdoing or liability. Employee acknowledges that Employer has not violated any law, statute, ordinance, contract, duty, or obligation whatsoever, committed any tort, or engaged in any wrongful conduct with respect to Employee.

7.Restrictive Covenants.

a. Employee recognizes and acknowledges that, in the course of employment with Employer, Employee obtained knowledge of confidential and proprietary information of a special and unique nature and economic value regarding the conduct and details of Employer’s business, for which Employer used reasonable means to keep secret (“Employer’s trade secrets”). Employer’s trade secrets include, but are not limited to, non-public corporate information, including plans, strategies, tactics, policies, procedures, and practices; non-public marketing information; non-public strategic information; and any and all other non-public information, in whatever form, related to Employer’s business including, but not limited to, financial information, operations information, personnel information, and affiliate, supplier, customer, and business partner information. Employer’s trade secrets do not include information that is publicly available (i) prior to the date of this Agreement, or (ii) by reason of acts not attributable to a breach of this Agreement. Therefore, it is possible that Employee could cause grave and irreparable harm to Employer, which could not be adequately compensated by monetary damages, if Employee violated the restrictive covenants in this Agreement (including, without limitation, in Exhibit B) by disclosing Employer’s trade secrets.

b. Employee represents and warrants that, unless compelled or expressly permitted by operation of law, Employee shall not disclose, reveal, publish, or in any other manner communicate to any third party, whether written or oral, Employer’s trade secrets.

c.  If Employee is required by law or valid court order to disclose Employer’s trade secrets, Employee shall utilize best efforts to provide advance written notice to Employer to allow Employer an opportunity to contest the impending disclosure.

d. Employee acknowledges and agrees that the restrictive covenants in this Agreement (including, without limitation, Exhibit B) are reasonable and properly required for the adequate protection of Employer’s business. Employee further agrees that Employee will not raise any issue of reasonableness as a defense in any proceeding to its enforcement. Except as otherwise expressly provided in this Agreement, the restrictive covenants in this Agreement and Exhibit B are in addition to, and not in lieu of, and do not amend, abrogate, or modify any other non-compete, non-solicit, non-disparagement, intellectual property, confidentiality, or similar restrictive covenants that run in favor of Employer and by which Employee is bound.

e. In the event of an actual or threatened breach of paragraphs 11 or 12 or Exhibit B of this Agreement, Employee acknowledges that Employer will be irreparably damaged and that Employer is entitled to an injunction restraining Employee from violating the restrictive covenants. Nothing in this Agreement or in Exhibit B shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach of this Agreement (including, without limitation, Exhibit B). In the event of a breach of this covenant or a breach of any other covenant stated in this Agreement (including, without limitation, Exhibit B), Employer shall be relieved of its obligation to make any remaining payments under this Agreement and shall be entitled to commence a civil action to recover all payments previously made or its actual damages, whichever is greater, unless otherwise prohibited by law. If one or more provisions of this Agreement (including, without limitation, Exhibit B) are determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforcement of the remaining provisions shall not in any way be affected or impaired.

         f. Notwithstanding anything to the contrary in this Agreement (including Exhibits A, B, and C hereto), nothing in this Agreement (including Exhibits A, B, and C hereto) shall prohibit Employee from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures or receiving an award for information provided to any governmental agency or entity, in each case that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of Employer to make any such reports or disclosures and is not required to notify Employer that Employee has made such reports or disclosures.

         g. Notwithstanding anything to the contrary contained herein, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Employee may disclose Employer’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order.

8.Non-Disparagement. Employee agrees to not engage, at any time, in any action or conduct that either directly or indirectly disparages, mistreats, or hurts Employer or any of Employer’s employees, officers, or representatives, or that results in the disparagement, mistreatment, or injury of Employer or any of Employer’s employees, officers, or representatives.

9.Employment Reference. In response to requests for job references, Employer’s Human Resources Department shall limit its response to confirmation of Employee’s dates of employment with Employer, positions held, and pay rates. If further information is requested, Employer shall state that its policy is not to provide any further information.

10.Older Workers Benefit Protection Act. Employee acknowledges and agrees that in accordance with the terms of the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act:

a.Employee has read and understands this Agreement and knowingly and voluntarily entered into this Agreement without fraud, duress, or any undue influence.

b.Employee acknowledges that by this Agreement, Employer advised Employee in writing to consult with an attorney before signing this Agreement.

c.Employee understands the language of this Agreement and its meaning, particularly with respect to Employee’s waiver and release of any Claims against the Released Parties.

d.Employee has been afforded [ ] days to consider the terms of this Agreement, but may voluntarily elect to sign the Agreement in a shorter period of time.

e.Employee can accept the terms of this Agreement by providing an executed agreement to [ ], AngioDynamics, Inc., 14 Plaza Drive, Latham, NY 12110 or by facsimile at (518) 798-1435, by 5 p.m. within required timeframe.

f.Employee has seven (7) days following the execution of this Agreement to revoke Employee’s release provided in this Agreement, and such release will not become effective or enforceable until the seven (7) day period has expired. Employee may revoke such release by ensuring written notice of revocation is received by Employer by 5 p.m. on the seventh (7th) calendar day following the execution of this Agreement.

g.Employee is receiving payment and other consideration from Employer that Employee would not otherwise be entitled to in absence of this Agreement, and further understands that if Employee does not execute this Agreement (including Exhibits A and B), or timely revokes Employee’s release provided in this Agreement or Exhibit A, Employer shall have no further obligation to pay or provide any of the payments or benefits provided in paragraph 3 of this Agreement, but all other terms of this Agreement shall remain in full force and effect.

h.Employee is not waiving any rights or claims that may arise after the date this Agreement is executed.

11.Tax Obligations. Employee acknowledges that Employer has not given any advice as to the characterization of payments received under this Agreement for any personal tax responsibility such payments may generate. Should any taxing authority challenge Employee’s treatment or characterization of the payments, Employee acknowledges that Employer has no obligation whatsoever to indemnify, defend, aid, pay, or reimburse Employee for any underpayment, overpayment, penalty, or interest charge the taxing authority may assess against or claim is due from Employee. Without limiting the foregoing, Employee expressly acknowledges and agrees that all payments and benefits provided in this Agreement are subject to all applicable withholdings and deductions, and that Employer may deduct all such withholdings and deductions from the payments and benefits described in this Agreement.

12.Confidentiality of Agreement. Employee shall keep the existence and contents of this Agreement confidential and shall not disclose it or its terms to any third party, except for the purposes of enforcement, as a defense to any administrative or legal proceeding or as otherwise required by law. The terms of this paragraph shall not apply to such disclosures to Employee’s attorney, financial advisors, or spouse, or factual disclosures as may be required pursuant to court order or subpoena or as part of any EEOC proceedings. Employee further acknowledges that if a court of competent jurisdiction determines that Employee has breached this confidentiality provision, Employee shall, without prejudice to any other remedies Employer may have, be liable to pay liquidated damages to Employer in an amount equal to the payments described in paragraph 3 less one hundred dollars ($100.00). Employee and Employer acknowledge that in the event of a breach of this provision, the exact amount of damages suffered by Employer would be difficult to ascertain with certainty, and that the amount provided herein is reasonably proportionate to the amount of damages that would be suffered.

13.Return of Company Property/Confidential Information. On the Separation Date, Employee shall return any and all Employer property, including, without limitation, any documents, records, communications, or similar visual or conceptual presentations of any type, and all duplicates and copies thereof, regardless of the form in which they exist or are stored, that contain any Employer trade secrets or confidential and proprietary information, including but not limited to, financial information, business and strategic plans, and other similar confidential materials or information, and any other equipment or other property that belongs to Employer.

18. Choice of Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York’s rules regarding choice of law. Any proceeding between the parties relating to this Agreement shall be held in a court of competent jurisdiction in the State of New York. All parties agree to be subject to the personal jurisdiction of the courts of New York.

19. Severability. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning and not strictly for or against either party. If any provision or part of this Agreement is deemed to be invalid or unenforceable for any reason, such provision or part shall be treated as if it were deleted from the Agreement and the remainder of the Agreement shall remain in full force and effect.

        20. Notice. Any notice required to be given to either party under this Agreement shall be deemed effectively given when personally delivered or sent by certified or registered mail, postage prepaid, as follows:

To Employer:    [ ]
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110

To Employee:    At the last address listed in Employer’s records,

or to such other address as either party may designate by like notice. Any notice, consent, or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing or personal delivery.

21. Complete Defense. Employee understands and agrees that this Agreement may be pled by Employer as a complete defense to any claim or entitlement which may be asserted by Employee, or on his/her behalf, in any suit, claim, or proceeding against Employer concerning any matter arising up to and including the date of execution of this Agreement.

        22. Miscellaneous. Employee represents and warrants that Employee has not taken action contrary to the terms of this Agreement from the date of this Agreement to the date Employee executes this Agreement. Any such action contrary to the terms of this Agreement will void the terms of this Agreement and Employee will not be entitled to the benefits described herein.

        23. Continuing Validity of Confidential Information and Invention Assignment Agreement. Employee acknowledges that nothing in this Agreement negates Employee’s past and continuing obligations under the “Confidentiality Agreement” executed by Employee and attached as Exhibit C, and that the Confidentiality Agreement remains in full force and effect, provided, however, that the provisions governing working for a conflicting organization and covenants not to compete contained in this Agreement and in Exhibit B shall govern and control over such provisions set forth in Exhibit C to the extent that the provisions in this Agreement and in Exhibit B are more favorable to Employer. For the avoidance of doubt, the terms and conditions of Section 6 of Exhibit C shall be superseded by this Agreement and Exhibit B.

        24. Complete Agreement. This signed Agreement, and its attached Exhibits A, B, and C, sets forth the entire Agreement between Employer and Employee and supersedes any and all prior agreements and understandings, whether oral or written, with respect to the subject matter herein and therein. This Agreement may not be modified except by a writing signed by both parties.

* * * * *

Dated: ______________   ______________________________________
[NAME]
Subscribed and sworn to before me
this _____ day of ______, 20__

ANGIODYNAMICS, INC.

Dated: ______________   By: ____________________________________
Name:
Title:

Exhibit A
General Release

1.I, [NAME], hereby execute this General Release as of the date set forth below. Capitalized terms used but not defined in this General Release shall have the meanings set forth in the Separation Agreement and General Release (the “Separation Agreement”) to which this General Release is attached as Exhibit A.

2.I hereby extend my release of Claims set forth in paragraph 7 of the Separation Agreement to cover all Claims I have ever had, have, or hereafter may have against any Released Party, directly or indirectly, whether known or unknown, from the beginning of time to the date of this General Release.

3.My foregoing release shall not apply to the extent prohibited by law or to my right to enforce the terms of paragraph 3 of the Separation Agreement; it being understood and agreed that the payments and benefits set forth in such paragraph 3 are expressly contingent upon my satisfaction of the Conditions, and if the Conditions are at any time not satisfied (including, without limitation, because I fail to timely sign this General Release, or revoke my release provided herein), Employer shall have no further obligation to pay or provide any of the payments or benefits provided in paragraph 3 of the Separation Agreement, but all other terms of the Separation Agreement shall remain in full force and effect.

4.Except as provided in paragraph 5 below, I represent and warrant that I have not filed and will not file any claim, charge, or lawsuit (civil, administrative, or criminal) against any Released Party, either individually in any type of proceeding or as a member of a class, based upon acts, occurrences, or events which are subject to my release in paragraph 2 above. If I breach this provision and file an action falling within its scope, I agree to indemnify the Released Parties for all costs, including court costs and reasonable attorneys’ fees, incurred by any Released Party in the defense of such action or in establishing or maintaining the application or validity of this General Release or the provisions thereof.

5.I understand that nothing in this General Release prevents me from filing a charge with the EEOC or participating in any investigation or proceeding conducted by the EEOC. However, I understand and agree that I am waiving any entitlement or right to recover any monetary or other personal relief as a result of any such EEOC proceeding.

6.I hereby confirm that I am in full compliance with all terms and conditions of the Separation Agreement (including Exhibit B).

7.I acknowledge and agree that in accordance with the terms of ADEA, as amended by the Older Workers Benefit Protection Act:

i.I have read and understand this General Release and knowingly and voluntarily entered into this General Release without fraud, duress, or any undue influence.
ii.I acknowledge that by this General Release, Employer advised me in writing to consult with an attorney before signing this General Release.
iii.I understand the language of this General Release and its meaning, particularly with respect to my waiver and release of any Claims against the Released Parties.
A-1

iv.I have been afforded [twenty-one (21)][forty-five (45)]1 days to consider the terms of this General Release, but may voluntarily elect to sign this General Release in a shorter period of time.
v.I have seven (7) days following the execution of this General Release to revoke my release of Claims provided in this General Release, and such release will not become effective or enforceable until the seven (7) day period has expired. I may revoke such release by ensuring written notice of revocation is received by Employer by 5 p.m. on the seventh (7th) calendar day following the execution of this General Release in accordance with paragraph 20 of the Separation Agreement.
vi.I am receiving payment and other consideration from Employer that I would not otherwise be entitled to in absence of this General Release and further understand that if I do not execute this General Release, or timely revoke my release of Claims provided in this General Release, Employer shall have no further obligation to pay or provide any of the payments or benefits provided in paragraph 3 of the Separation Agreement, but all other terms of the Separation Agreement shall remain in full force and effect.
vii.I am not waiving any rights or claims that may arise after the date this General Release is executed.

8.This General Release shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York’s rules regarding choice of law. Any proceeding relating to this General Release shall be held in a court of competent jurisdiction in the State of New York. I hereby agree to be subject to the personal jurisdiction of the courts of New York.

* * * * *

IN WITNESS WHEREOF, [NAME] has signed this General Release on this ____ day of ___________, 20__.

_____________________________
[NAME]
(not to be signed until Separation Date)
1 To be selected based on whether applicable termination was “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967).
A-2

Exhibit B
ANGIODYNAMICS, INC.
NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (“Agreement”) is made by and between AngioDynamics, Inc. (the “Company”), and [NAME] (“Employee”).
WHEREAS, Employee has agreed to enter into a release of claims in favor of the Company as further described in the Separation Agreement and General Release, by and between the Company and Employee (the “Separation Agreement”), to which this Agreement is attached as Exhibit B .
NOW THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree as follows:

1. Terms used in this Agreement:
a.AngioDynamics means AngioDynamics, Inc., its successors or assigns, and any of their existing and future divisions, subsidiaries, and affiliates.
b.Confidential Information means all trade secrets, proprietary information, know-how, and confidential information disclosed to Employee or known by Employee as a result of Employee’s employment by AngioDynamics, not generally known in the trade or industry in which AngioDynamics is engaged, about AngioDynamics’ business operations, customers, suppliers, products, processes, machines, systems, and services, including research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, designs, concepts, know-how, merchandising, and selling, and corresponding information about the products, processes, machines, and services of AngioDynamics, acquired by Employee during Employee’s employment by AngioDynamics. The fact that information is not patentable or copyrightable shall not affect its status as Confidential Information.
c.Conflicting Product means any product, process, machine, or service of any person or organization other than AngioDynamics, whether now existing or hereafter developed: (i) which is identical to, substantially the same as, an adequate substitute for, resembles, or competes with a product, process, machine, system, or service upon or with which Employee worked during Employee’s term of employment with AngioDynamics or about which Employee acquired Confidential Information; or (ii) whose use or marketability could be enhanced by application to it of Confidential Information to which Employee had access during Employee’s employment with AngioDynamics; or (iii) which is (or could reasonably be anticipated to be) marketed or distributed in such a manner and in such a geographic area as to actually compete with such a product, process, machine, or service of AngioDynamics.

d.Conflicting Organization means any person or organization, which is now or hereafter engaged directly or indirectly in research on or the acquisition, development, production, distribution, marketing, providing, or selling of a Conflicting Product.
e.Terms not defined herein shall have the meaning ascribed to such terms in the Separation Agreement.
2.Non-Competition.
i.For a period of: [twelve (12)] months after termination of Employee’s employment with AngioDynamics pursuant to the Separation Agreement, Employee will not render services, directly or indirectly, to any Conflicting Organization.
However, notwithstanding the foregoing, Employee understands that Employee may work for a Conflicting Organization whose business is diversified, provided Employee’s work for the Conflicting Organization does not involve selling, managing, overseeing, developing, creating, promoting, servicing, involvement in the financing and/or accounting of, or other responsibility for any Conflicting Product on which Employee worked or gained Confidential Information during Employee’s employment with AngioDynamics. Prior to accepting such employment, the Conflicting Organization and Employee must provide written assurances satisfactory to AngioDynamics, that Employee will not render services, directly or indirectly, in connection with any Conflicting Product on which Employee worked or gained Confidential Information during Employee’s employment with AngioDynamics and that necessary safeguards have been put in place to ensure that this does not happen. This section shall be construed in a manner to give effect to the restrictions contained herein to the maximum extent permitted by applicable law.
ii.The restrictions set forth in Section 2(a) apply in the United States and in any foreign country or foreign territory where AngioDynamics produces, sells, or markets its goods and services.
3.Non-Solicitation.
a.Business Relations. Employee agrees that for a period of [twenty four (24)] months after the termination of Employee’s employment with AngioDynamics pursuant to the Separation Agreement, Employee will not solicit, induce, attempt to induce, appropriate, direct, or assist another to appropriate or direct, or provide any services to any current customer, supplier, licensee, or other business relation (defined as any customer, supplier, licensee, or other business relation of AngioDynamics with whom Employee had dealings and/or for whom Employee performed services at any time during the last two (2) years of Employee’s employment with AngioDynamics) to cease doing business with AngioDynamics (including, without limitation, making any negative statements or communications concerning AngioDynamics or any of its directors, officers, or employees).
b.Employees. Employee agrees that for a period of [twenty four (24)] months after the termination of Employee’s employment with AngioDynamics pursuant to the Separation Agreement, Employee will not solicit, interfere with, encourage, endeavor, or engage in discussions with any employee or independent contractor of AngioDynamics for the purpose of (or with a view toward) having such employee or independent contractor leave the employment (or independent contractor assignment) of AngioDynamics for any reason, including leaving to render services to any Conflicting Organization.
4.Miscellaneous.
a.This Agreement is personal to Employee and may not be assigned by Employee. This Agreement shall inure to the benefit of AngioDynamics, its successors, and assigns.
b.Any dispute arising under or in connection with this Agreement or related to any matter which is the subject of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in New York, and this Agreement shall be construed under and according to the laws of the State of New York, without regard to its conflict of laws rules.
c.The parties acknowledge that any breach or threatened breach of this Agreement by Employee will cause AngioDynamics material and irreparable injury and monetary damages may not be an adequate remedy for such injury. In the event of a breach or threatened breach of this Agreement, AngioDynamics may pursue any remedies at law or equity available to it, including injunctive relief. Notwithstanding anything contained in this Agreement to the contrary, in addition to any remedies available to AngioDynamics (and not in exclusion of any such remedies) in the event of a breach of this Agreement, AngioDynamics shall be relieved of its obligation to make any remaining payments or provide any benefits under the Separation Agreement and shall be entitled to commence a civil action to recover all payments previously made under the Separation Agreement or its actual damages, whichever is greater, unless otherwise prohibited by law.
d.If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, overly broad, invalid, or otherwise unenforceable in duration, geographical coverage, substantive scope, or otherwise, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions, which shall be enforced as if the offending provision had not been included in this Agreement.
e.In the event of a violation of this Agreement, the time limitations set forth in this Agreement shall be extended for a period of time equal to the period of time during which such breach occurs, and, in the event AngioDynamics is required to seek relief from such breach before any court, board, or other tribunal, then the time limitation shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.
f.For [twenty four (24)] months following the termination of Employee’s employment with AngioDynamics pursuant to the Separation Agreement, Employee agrees to show this Agreement to any prospective employer before Employee directly or indirectly owns, manages, operates, controls, becomes employed by, becomes a shareholder of, becomes a director of, becomes an officer of, participates in, contracts with or becomes connected in any capacity or in any manner with such person or entity during any restrictive period provided in this Agreement. Employee also agrees to inform AngioDynamics of the identity of any new employer of Employee during such period and Employee’s new job title and responsibilities.
g.EMPLOYEE ACKNOWLEDGES HAVING READ, EXECUTED, AND RECEIVED A COPY OF THIS AGREEMENT, UNDERSTANDS EMPLOYEE’S OBLIGATIONS UNDER THIS AGREEMENT, SIGNS IT VOLUNTARILY, AND INTENDS TO BE LEGALLY BOUND BY THIS AGREEMENT.
h.Employee further acknowledges that the restrictions imposed by this Agreement are necessary and reasonable to protect AngioDynamics’ business interests and will not preclude Employee from becoming gainfully employed in a suitable capacity following the termination of Employee’s employment with AngioDynamics given Employee’s general knowledge and experience.
* * * * *
IN WITNESS WHEREOF, Employee has hereunto affixed Employee’s signature, and thereafter AngioDynamics has witnessed this document this _____________ day of ______________________ 20__.
___________________________________________
Employee
Witness as to Employee

AngioDynamics, Inc.
___________________________________________
Signature
___________________________________________
Print Name
___________________________________________
Title

Exhibit C

Confidentiality Agreement

See attached.